Exhibit 99.1

 PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS FIRST QUARTER RESULTS
•Net income of $2.03 per diluted share
•Adjusted operating loss* of $1.24 per diluted share
•ROE 5.2% and adjusted operating ROE* 3.7% for the trailing twelve months
•Global estimated COVID-19 claim costs of approximately $485 million for the first quarter
•Accounting correction for limited partnership investments had a favorable effect of approximately $1.87 per diluted share on net income and $1.07 per diluted share on adjusted operating loss

ST. LOUIS, May 6, 2021 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life reinsurance, reported first quarter net income of $139 million, or $2.03 per diluted share, compared with a net loss of $88 million, or $1.41 per diluted share, in the prior-year quarter. Adjusted operating loss* totaled $84 million, or $1.24 per diluted share, compared with adjusted operating income of $89 million, or $1.41 per diluted share, the year before. Net foreign currency exchange rates had a favorable effect of $0.03 per diluted share on net income and $0.01 per diluted share on adjusted operating loss as compared with the prior year.

	Quarterly Results
($ in millions, except per share data)	2021	2020
Net premiums	$2,914	$2,819
Net income (loss)	139	(88)
Net income (loss) per diluted share	2.03	(1.41)
Adjusted operating income (loss)*	(84)	89
Adjusted operating income (loss) per diluted share*	(1.24)	1.41
Book value per share	177.83	150.88
Book value per share, excluding accumulated other comprehensive income (AOCI)*	133.67	132.55
Total assets	84,810	75,654

*	See ‘Use of Non-GAAP Financial Measures’ below

First quarter results reflected approximately $474 million of estimated COVID-19 impacts. On a per diluted share basis, the estimated COVID-19 impacts, which includes mortality and morbidity claims with offsetting impacts from longevity, were approximately $5.31.

In the first quarter, consolidated net premiums totaled $2.9 billion, an increase of 3% over last year’s first quarter, with a favorable net foreign currency effect of $78 million. Compared with the year-ago period, excluding spread-based businesses and the value of associated derivatives, first quarter investment income increased significantly to $463 million and average investment yield increased to 5.67% in the first quarter from 4.08% in the prior year. This reflects higher variable investment income as a result of a correction of
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accounting for limited partnership investments of $92 million related to prior years (see “Accounting Correction” for more details). Additionally, the first quarter reflects strong variable investment income from limited partnership investments.

The effective tax rate on pre-tax income was 25.3% for the first quarter. The effective tax rate benefit on pre-tax adjusted operating loss was 26.9% for the first quarter. The effective rate was above expectations due to the geographical mix of earnings which resulted in a higher-than-expected quarterly tax rate.

Anna Manning, President and Chief Executive Officer, commented, “Our first quarter was negatively impacted by a significant level of COVID-19 mortality claims in a range of geographies. Beyond the effect of COVID-19, our results were solid and continued to show resilience. Our underlying earnings power remains strong as a number of our segments performed well, and we deployed $100 million into in-force transactions.
“Our balance sheet remains strong, and we ended the quarter with excess capital of approximately $1.2 billion. While we expect our results to continue to reflect additional COVID-19 claims, we expect that impact to diminish in the coming quarters, and believe that our strong financial condition and global business platform will deliver improved results as the year progresses.”

SEGMENT RESULTS

U.S. and Latin America

Traditional

	Quarterly Results
($ in millions)	2021	2020
Net premiums	$1,419	$1,373
Pre-tax loss	(338)	(62)
Pre-tax adjusted operating loss	(344)	(55)

•Results reflected approximately $358 million of COVID-19 claim costs.
•Group and Individual Health experience was favorable.
•Strong variable investment income due to favorable limited partnership performance.

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Financial Solutions

	Quarterly Results
($ in millions)	2021	2020
Asset-Intensive:
Pre-tax income (loss)	$60	$(38)
Pre-tax adjusted operating income	49	43
Capital Solutions:
Pre-tax income	23	23
Pre-tax adjusted operating income	23	23

•Asset-Intensive results were modestly below the expected run rate, due to unfavorable policyholder experience.
•Capital Solutions results were in line with expectations.

Canada

Traditional

	Quarterly Results
($ in millions)	2021	2020
Net premiums	$280	$260
Pre-tax income	24	23
Pre-tax adjusted operating income	23	36

•Foreign currency exchange rates had a favorable effect of $16 million on net premiums.
•Results reflected approximately $26 million of COVID-19 claim costs.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results
($ in millions)	2021	2020
Pre-tax income	$6	$3
Pre-tax adjusted operating income	6	3

•Results reflected favorable longevity experience, believed to be related to COVID-19.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and pre-tax adjusted operating income.

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Europe, Middle East and Africa (EMEA)

Traditional

	Quarterly Results
($ in millions)	2021	2020
Net premiums	$438	$390
Pre-tax income (loss)	(68)	17
Pre-tax adjusted operating income (loss)	(68)	17

•Foreign currency exchange rates had a favorable effect of $26 million on net premiums.
•Results reflected approximately $98 million of COVID-19 claim costs.
•Foreign currency exchange rates had an adverse effect of $5 million on pre-tax loss and pre-tax adjusted operating loss.

Financial Solutions

	Quarterly Results
($ in millions)	2021	2020
Pre-tax income	$60	$30
Pre-tax adjusted operating income	42	36

•Results reflected the negative effects of model updates and lower than expected COVID-19 impact on longevity experience due to longer reporting lags.
•Foreign currency exchange rates had a favorable effect of $5 million on pre-tax income and $4 million on pre-tax adjusted operating income.

Asia Pacific

Traditional

	Quarterly Results
($ in millions)	2021	2020
Net premiums	$609	$636
Pre-tax income	41	24
Pre-tax adjusted operating income	41	24

•Net premiums decreased over the prior year, reflecting a 3% increase in Asia, offset by a 31% decline in Australia.
•Foreign currency exchange rates had a favorable effect of $29 million on net premiums.
•Results reflected favorable underwriting experience in Asia, and Australia reported break even results.
•Foreign currency exchange rates had a favorable effect of $1 million on pre-tax income and pre-tax adjusted operating income.

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Financial Solutions

	Quarterly Results
($ in millions)	2021	2020
Net premiums	$53	$74
Pre-tax income (loss)	28	(25)
Pre-tax adjusted operating income	19	10

•Results reflected organic growth and favorable experience on existing treaties.
•Foreign currency exchange rates had a favorable effect of $1 million on pre-tax income and an immaterial effect on pre-tax adjusted operating income.

Corporate and Other

	Quarterly Results
($ in millions)	2021	2020
Pre-tax income (loss)	$350	$(91)
Pre-tax adjusted operating income (loss)	94	(19)

•Pre-tax income reflected a one-time adjustment of $162 million associated with prior periods that includes $92 million to correct accounting for equity method limited partnerships to reflect unrealized gains in investment income that were previously reflected in accumulated other comprehensive income, in addition to $70 million reflected in investment related gains/losses associated with unrealized gains on cost method limited partnerships.
•Pre-tax income reflected $144 million of capital gains associated with portfolio repositioning.
•Pre-tax adjusted operating income reflected the one-time adjustment of $92 million discussed above to correct accounting for equity method limited partnerships.
•Pre-tax adjusted operating income also reflected lower overall expenses.

Dividend Declaration

Effective as of May 6, 2021, the board of directors declared a regular quarterly dividend of $0.70, payable June 1, 2021, to shareholders of record as of May 18, 2021.

Accounting Correction

During the three-months ended March 31, 2021, the Company reclassified approximately $92 million of pre-tax unrealized gains from AOCI to investment income associated with investments in limited partnerships and private equity funds for which it utilizes the equity method of accounting. The unrealized gains should have been recognized directly in investment income in the same prior periods they were reported by the investees. In addition, the Company recorded approximately $70 million of pre-tax investment related gains associated with investments in limited partnerships considered to be investment companies in order to adjust the carrying value from cost less impairments to a fair value approach. If these adjustments were recorded in the years they were reported by the investees, the Company estimates that it would have recognized approximately $102 million, $(2) million, $1 million and $10 million of pre-tax income in the years ended December 31 2020, 2019, 2018 and 2017, respectively.
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Earnings Conference Call

A conference call to discuss first quarter results will begin at 11 a.m. Eastern Time on Friday, May 7. Interested parties may access the call by dialing 800-458-4121 (domestic) or 323-794-2093 (international). The access code is 4329984. A live audio webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

The Company has posted to its website an earnings presentation and a Quarterly Financial Supplement that includes financial information for all segments, as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.

Use of Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that adjusted operating income, on a pre-
tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company’s continuing operations, primarily because that measure excludes substantially all of the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company’s underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform and other items that management believes are not indicative of the Company’s ongoing operations. The definition of adjusted operating income can vary by company and is not considered a substitute for GAAP net income.

Book value per share excluding the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating income per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average stockholders’ equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations, they also serve as a basis for establishing target levels and awards under RGA’s management incentive programs.

Reconciliations from GAAP net income, book value per share, net income per diluted share and average stockholders’ equity are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations website at www.rgare.com in the “Financial Information” section.

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About RGA
Reinsurance Group of America, Incorporated (RGA), a Fortune 500 company, is among the leading global providers of life reinsurance and financial solutions, with approximately $3.4 trillion of life reinsurance in force and assets of $84.8 billion as of March 31, 2021. Founded in 1973, RGA today is recognized for its deep technical expertise in risk and capital management, innovative solutions, and commitment to serving its clients. With headquarters in St. Louis, Missouri, and operations around the world, RGA delivers expert solutions in individual life reinsurance, individual living benefits reinsurance, group reinsurance, health reinsurance, facultative underwriting, product development, and financial solutions. To learn more about RGA and its businesses, visit the Company’s website at www.rgare.com.

Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of the Company. Forward-looking statements often contain words and phrases such as “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe” and other similar expressions. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.
The effects of the COVID-19 pandemic and the response thereto on economic conditions, the financial markets and insurance risks, and the resulting effects on the Company’s financial results, liquidity, capital resources, financial metrics, investment portfolio and stock price, could cause actual results and events to differ materially from those expressed or implied by forward-looking statements. Further, any estimates, projections, illustrative scenarios or frameworks used to plan for potential effects of the pandemic are dependent on numerous underlying assumptions and estimates that may not materialize. Additionally, numerous other important factors (whether related to, resulting from or exacerbated by the COVID-19 pandemic or otherwise) could also cause results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: (1) adverse changes in mortality, morbidity, lapsation or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in market value of assets subject to the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or
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a portion of the value of certain of the Company’s investment securities, that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse litigation or arbitration results, (26) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, (28) the effects of the Tax Cuts and Jobs Act of 2017 may be different than expected and (29) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission (“SEC”).
Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future. For a discussion of these risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A - “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as may be supplemented by Item 1A - “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-2068
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended March 31,
	2021		2020
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income (loss)	$139	$2.03	$(88)	$(1.41)
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(179)	(2.63)	(51)	(0.81)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(1)	(0.01)	(2)	(0.03)
Embedded derivatives:
Included in investment related gains/losses, net	(54)	(0.79)	283	4.49
Included in interest credited	(24)	(0.35)	9	0.14
DAC offset, net	9	0.13	(69)	(1.09)
Investment (income) loss on unit-linked variable annuities	1	0.01	13	0.21
Interest credited on unit-linked variable annuities	(1)	(0.01)	(13)	(0.21)
Interest expense on uncertain tax positions	2	0.03	3	0.05
Non-investment derivatives and other	9	0.13	(2)	(0.03)
Uncertain tax positions and other tax related items	15	0.22	6	0.10
Adjusted operating income (loss)	$(84)	$(1.24)	$89	$1.41

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in thousands)

(Unaudited)	Three Months Ended March 31, 2021
	Pre-tax Income (loss)	Income Taxes	Effective Tax Rate
GAAP income	$185,988	$47,002	25.3%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(228,409)	(47,707)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(523)	(110)
Embedded derivatives:
Included in investment related gains/losses, net	(68,620)	(14,410)
Included in interest credited	(29,649)	(6,226)
DAC offset, net	12,210	2,564
Investment (income) loss on unit-linked variable annuities	991	208
Interest credited on unit-linked variable annuities	(991)	(208)
Interest expense on uncertain tax positions	2,717	571
Non-investment derivatives and other	10,888	2,286
Uncertain tax positions and other tax related items	—	(15,057)
Adjusted operating income (loss)	$(115,398)	$(31,087)	26.9%
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended March 31,
	2021	2020
Income (loss) before income taxes	$186	$(96)
Reconciliation to pre-tax adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(228)	(68)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(1)	(2)
Embedded derivatives:
Included in investment related gains/losses, net	(68)	358
Included in interest credited	(30)	12
DAC offset, net	12	(87)
Investment (income) loss on unit-linked variable annuities	1	16
Interest credited on unit-linked variable annuities	(1)	(16)
Interest expense on uncertain tax positions	3	4
Non-investment derivatives and other	11	(3)
Pre-tax adjusted operating income (loss)	$(115)	$118
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended March 31, 2021
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$(338)	$—		$(6)		$(344)
Financial Solutions:
Asset-Intensive	60	55	(1)	(66)	(2)	49
Capital Solutions	23	—		—		23
Total U.S. and Latin America	(255)	55		(72)		(272)
Canada Traditional	24	(1)		—		23
Canada Financial Solutions	6	—		—		6
Total Canada	30	(1)		—		29
EMEA Traditional	(68)	—		—		(68)
EMEA Financial Solutions	60	(18)		—		42
Total EMEA	(8)	(18)		—		(26)
Asia Pacific Traditional	41	—		—		41
Asia Pacific Financial Solutions	28	(9)		—		19
Total Asia Pacific	69	(9)		—		60
Corporate and Other	350	(256)		—		94
Consolidated	$186	$(229)		$(72)		$(115)
(1)Asset-Intensive is net of $(14) DAC offset.
(2)Asset-Intensive is net of $26 DAC offset.

(Unaudited)	Three Months Ended March 31, 2020
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$(62)	$—		$7		$(55)
Financial Solutions:
Asset-Intensive	(38)	(190)	(1)	271	(2)	43
Capital Solutions	23	—		—		23
Total U.S. and Latin America	(77)	(190)		278		11
Canada Traditional	23	13		—		36
Canada Financial Solutions	3	—		—		3
Total Canada	26	13		—		39
EMEA Traditional	17	—		—		17
EMEA Financial Solutions	30	6		—		36
Total EMEA	47	6		—		53
Asia Pacific Traditional	24	—		—		24
Asia Pacific Financial Solutions	(25)	35		—		10
Total Asia Pacific	(1)	35		—		34
Corporate and Other	(91)	72		—		(19)
Consolidated	$(96)	$(64)		$278		$118
(1)Asset-Intensive is net of $5 DAC offset.
(2)Asset-Intensive is net of $(92) DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In millions, except per share data)

(Unaudited)	Three Months Ended March 31,
	2021	2020
Earnings per share from net income:
Basic earnings per share	$2.04	$(1.41)
Diluted earnings per share (1)	$2.03	$(1.41)

Diluted earnings per share from adjusted operating income (1)	$(1.24)	$1.41
Weighted average number of common and common equivalent shares outstanding	68,427	63,001
(1)     As a result of anti-dilutive impact, in periods of a loss, weighted average common shares outstanding (basic) are used in the calculation of diluted earnings per share

(Unaudited)	At March 31,
	2021	2020
Treasury shares	17,326	17,492
Common shares outstanding	67,985	61,646
Book value per share outstanding	$177.83	$150.88
Book value per share outstanding, before impact of AOCI	$133.67	$132.55

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI

(Unaudited)	At March 31,
	2021	2020
Book value per share outstanding	$177.83	$150.88
Less effect of AOCI:
Accumulated currency translation adjustments	(0.57)	(3.62)
Unrealized appreciation of securities	45.79	23.14
Pension and postretirement benefits	(1.06)	(1.19)
Book value per share outstanding, before impact of AOCI	$133.67	$132.55

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Reconciliation of Stockholders' Average Equity to Stockholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended March 31, 2021:	Average Equity
Stockholders' average equity	$12,302
Less effect of AOCI:
Accumulated currency translation adjustments	(143)
Unrealized appreciation of securities	3,734
Pension and postretirement benefits	(75)
Stockholders' average equity, excluding AOCI	$8,786

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income and
Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended March 31, 2021:	Income
Net Income	$642	5.2%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	(110)
Change in fair value of embedded derivatives	(311)
Deferred acquisition cost offset, net	72
Tax expense on uncertain tax positions	30
Adjusted operating income	$323	3.7%
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended March 31,
	2021	2020
Revenues:
Net premiums	$2,914	$2,819
Investment income, net of related expenses	812	594
Investment related gains (losses), net:
Impairments and change in allowance for credit losses on fixed maturity securities	(2)	(34)
Other investment related gains (losses), net	304	(251)
Total investment related gains (losses), net	302	(285)
Other revenue	91	76
Total revenues	4,119	3,204
Benefits and expenses:
Claims and other policy benefits	3,192	2,664
Interest credited	146	146
Policy acquisition costs and other insurance expenses	333	248
Other operating expenses	214	195
Interest expense	45	41
Collateral finance and securitization expense	3	6
Total benefits and expenses	3,933	3,300
Income (loss) before income taxes	186	(96)
Provision for income taxes	47	(8)
Net income (loss)	$139	$(88)
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